Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-226610) of Jianpu Technology Inc. of our report dated April 19, 2024, except for Note 2(z) segment reporting to the consolidated financial statements, as to which the date is April 28, 2025, relating to the financial statements, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

April 28, 2025